Exhibit 21.1

                          SUBSIDIARIES OF VIATEL, INC.


                                             JURISDICTION OF INCORPORATION
NAME OF SUBSIDIARY:                                 OR ORGANIZATION:
------------------                           -------------------------------

Viatel U.K. Limited                                   United Kingdom
Viaphone S.R.L.                                       Italy
Viatel S.R.L.                                         Italy
Viatel Operations, S.A.                               France
Viatel S.A.                                           France
Viafon Dat Iberica, S.A.                              Spain
Viatel Global Communications Espana S.A.              Spain
Viatel Belgium SA/NV                                  Belgium
Viaphone SA/NV                                        Belgium
Viatel Gmbh                                           Germany
Viaphone Gmbh                                         Germany
Viatel AG                                             Switzerland
Viaphone AG                                           Switzerland
Viatel Global Communications BV                       Netherlands
Viafoperations BV                                     Netherlands
Viacol Ltda.                                          Colombia
Viatel Colombia Management, Inc.                      Delaware
Viatel Colombia Holdings, Inc.                        Delaware
Viatel Sales U.S.A., Inc.                             Delaware
YYC Communications, Inc.                              Delaware
Viatel Nebraska, Inc.                                 Delaware
Viatel Sweden, Inc.                                   Delaware
Viatel Finland, Inc.                                  Delaware
Viatel Argentina Holdings, Inc.                       Delaware
Viatel Argentina Management, Inc.                     Delaware
Viatel Brazil Management, Inc.                        Delaware
Viatel Brazil Holdings, Inc.                          Delaware